Exhibit 99.1

HOOKER FURNITURE CORPORATION

2005 STOCK INCENTIVE PLAN

OUTSIDE DIRECTOR

RESTRICTED STOCK

AGREEMENT

AWARDED TO [INSERT NAME]	ANNUAL GRANT DATE [GRANT DATE]	NUMBER OF SHARES OF RESTRICTED STOCK [# SHARES GRANTED]

Pursuant to Section 11 of the Company’s 2005 Stock Incentive Plan (the “Plan”), you (the “Participant”) have been awarded [INSERT NUMBER OF SHARES GRANTED] shares of Restricted Stock (the “Restricted Stock”). The Restricted Stock granted to you under this Restricted Stock Agreement (the “Agreement”) is subject to the terms and conditions of the Plan and the restrictions and conditions set forth below. Unless otherwise indicated, all capitalized terms contained in this Agreement shall have the meaning assigned to them in the Plan.

1.	Issuance of Restricted Stock. The Company shall, as soon as administratively feasible after execution of this Agreement by the Participant, direct the Company’s transfer agent for Company Stock to issue one or more certificates representing, or make a book entry record showing ownership of, the Restricted Stock in the name of the Participant, subject to the terms and conditions of the Plan and this Agreement. As a condition to receipt of this Award, the Participant hereby authorizes the Company to issue such instructions to the transfer agent as the Company may deem necessary or proper to (i) comply with the intent and purposes of this Agreement and the Plan, including the provisions in the Plan and this Agreement regarding forfeiture of the Restricted Stock and (ii) hold any certificates representing the Restricted Stock until the Restricted Stock becomes non-forfeitable and fully transferable pursuant to this Agreement. In connection with the execution of this Agreement, the Participant shall deliver to the Company appropriate stock powers executed in blank with respect to the Restricted Stock.

2.	Restrictions. The Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of prior to January 16, 2009, (the “Vesting Date”). If the Participant ceases to be an Outside Director prior to the Vesting Date, the Restricted Stock shall be forfeited and the Participant shall cease to have any further rights with respect thereto. Notwithstanding the foregoing, if, prior to the Vesting Date, the Participant dies, becomes Disabled, or continues in service as an Outside Director until the first Annual Meeting of the Company’s shareholders following the Participant’s attainment of age 75, the Restricted Stock shall become nonforfeitable and fully transferable.

3.	Shareholder Rights. Subject to the restrictions imposed by this Agreement and the Plan, the Participant shall have, with respect to the Restricted Stock covered by this Agreement, all of the rights of a shareholder of the Company, including the right to vote the Restricted Stock and the right to receive any cash dividend payable with respect to the Restricted Stock. A cash dividend paid with respect to Restricted Stock shall be paid no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the fifteenth day of the third month following the date the dividends are paid to shareholders of that class of stock.

4.	Change in Control. In the event of a Change in Control, the restrictions applicable to Restricted Stock shall lapse and the Restricted Stock shall become nonforfeitable and fully transferable on the date of the Change in Control.

5.	Delivery of Shares. As soon as practicable following the date on which the Restricted Stock becomes non-forfeitable and fully transferable pursuant to this Agreement, the Company will issue appropriate instructions to that effect to the transfer agent for Company Stock or deliver to the Participant one or more certificates representing the Restricted Stock. Stock certificates representing Restricted Stock may be endorsed with a suitable “affiliate” legend restricting transfer. If shares of Restricted Stock are issued without certificates, an “affiliate” legend may be contained in an information statement sent to the shareholder relating to those shares.

6.	Adjustment in the Event of Change in Capital Structure. In the event of any stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of Restricted Stock awards under this Agreement may be appropriately adjusted by the Committee in its discretion as the Committee deems necessary. If by virtue of any such change in the Company’s capital structure, the Participant, in his capacity as the owner of unvested shares of Restricted Stock which have been awarded under this Agreement (the “Original Stock”), becomes entitled to new or additional shares or securities, such new or additional or different shares or securities shall be considered to be unvested Restricted Stock and shall be subject to all the conditions and restrictions that were applicable to the Original Stock pursuant to this Agreement, except as otherwise determined by the Committee.

7.	Other Restrictions.

(a)	If at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares of Company Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to effectively grant Restricted Stock hereunder, then in any such event, the grant of Restricted Stock shall not be effective unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any such conditions not acceptable to the Committee.

(b)	The Participant acknowledges that the Participant is subject to the Company’s policies regarding compliance with securities laws, including but not limited to its Insider Trading Policy (as in effect from time to time and any successor policies), and, pursuant to these policies, the Participant shall be required to obtain pre-clearance from the Corporate Secretary prior to purchasing or selling any of the Company’s securities, including the Restricted Stock, and shall be prohibited from selling such shares other than during an open trading window. The Participant further acknowledges that, in its discretion, the Company may prohibit the Participant from selling such shares even during an otherwise open trading window if the Company has concerns over the potential for insider trading.

8.	Taxes and Withholding. If applicable, no later than the date as of which an amount first becomes includible in the gross income of the Participant for federal, state, local or foreign income tax purposes with respect to the Restricted Stock, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld with respect to such amount. The obligations of the Company under this Agreement shall be conditioned on compliance by the Participant with this Paragraph 8.

9.	Notices. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, overnight courier, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Participant:	If to the Company:

Hooker Furniture Corporation
P.O. Box 4708
Martinsville, VA 24115
Attention: E. Larry Ryder
Facsimile: (276) 632-0026

or to such other address or facsimile number as any party shall have furnished to the other in writing in accordance with this Paragraph 9. Notice and communications shall be effective when actually received by the addressee. Notwithstanding the foregoing, the Participant consents to electronic delivery of documents required to be delivered by the Company under the securities laws.

10.	Terms of the Plan Shall Govern. The Award is made pursuant to and is subject to the Plan. In the case of any conflict between the Plan and this Agreement, the terms of the Plan shall control. Unless otherwise indicated, all capitalized terms contained in this Agreement shall have the meaning assigned to them in the Plan.

11.	Effect of Agreement. Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company, and the term “Company” shall include any successor company.

12.	Laws Applicable to Construction. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the Commonwealth of Virginia without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the Commonwealth of Virginia. In addition to the terms and conditions set forth in this Agreement, the Restricted Stock is subject to the terms and conditions of the Plan, which is hereby incorporated by reference.

13.	Severability. The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

14.	Conflicts and Interpretation. In the event of any conflict between this Agreement and the Plan, the Plan shall control. In the event of any ambiguity in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

15.	Amendment. Except as otherwise provided in Section 14 of the Plan, this Agreement may not be modified, amended or waived except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

16.	Headings. The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

17.	Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same original.

18.	No Right to Continued Service. Neither the Plan nor this Agreement confers upon you any right to continue in service as an Outside Director of the Company. This Agreement does not guarantee your continued service as an Outside Director during the period in which it is in effect.

19.	Restriction on Transfer. Except as otherwise provided herein, this Restricted Stock award and the rights and privileges conferred hereby shall not be transferred, assigned, pledged, hypothecated, or otherwise disposed of or encumbered in any way (whether by operation or law or otherwise), and no attempt to transfer the Restricted Stock , whether voluntarily or involuntarily, shall vest the Outside Director with any interest or right with respect to the Restricted Stock.

[Signatures on following page]

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed, as of the Annual Grant Date shown above.

HOOKER FURNITURE CORPORATION

By:

I hereby acknowledge receipt of this Agreement, a copy of the 2005 Stock Incentive Plan and a copy of the Plan’s prospectus.

Signature:	Date:

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